SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, DC  20549
                                         __________

                                           FORM 8-A
                    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                         PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                              SECURITIES EXCHANGE ACT OF 1934

                                      CTG Resources, Inc.
                ---------------------------------------------------------
                  (Exact Name of Registrant as Specified in Its Charter)


          Connecticut                                            06-1466463
  -------------------------------                         -----------------
  (State of Incorporation or Organization)                (I.R.S. Employer
                                                           Identification no.)


 100 Columbus Boulevard, Hartford, Connecticut                    06103
------------------------------------------------           ----------------
 (Address of Principal Executive Offices)                      (Zip Code)
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If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b) of  class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to     the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the       General Instruction A.(d), please check the
following box. [x]                                following box. [ ]
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Securities Act registration statement file number to which this form relates:_______________
        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

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
     Title of Each Class                       Name of Each Exchange on Which
     to be so Registered                       Each Class is to be Registered
    ---------------------                      ------------------------------
 Rights to Purchase Shares of Series A Junior
 Participating Preferred Stock                    New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:
                                     N/A
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                                (Title of Class)

 Item 1.  Description of Registrant's Securities to be Registered.

On December 1, 1998, the Board of Directors of CTG Resources, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, without par value, of the Company (all such shares of Common Stock of the Company, collectively the "Common Stock") outstanding at the close of business on December 18, 1998 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of December 1, 1998 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that shares of Common Stock issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as
Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

 Item 2.  Exhibits.

          Exhibit
          Number   Exhibit

            4.1 Rights Agreement (including a Form of Certificate of Adoption of Amendment to the Amended and Restated Articles of Incorporation of the Company as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

           99.1    Form of letter to shareholders, dated December 1998

           99.2    Press release, dated December 1, 1998






























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                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               CTG RESOURCES, INC.


                               By:  S/ Andrew H. Johnson
                                   -------------------------
                               Name:  Andrew H. Johnson
                               Title:   Treasurer and Chief Accounting Officer

 Dated: December 1, 1998











































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


                                INDEX TO EXHIBITS


Exhibit
 Number         Exhibit
-------         -------
  4.1           Rights Agreement (including a Form of Certificate of Adoption of Amendment to the Amended and Restated Certificate of Incorporation of the Company as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

 99.1           Form of letter to shareholders, dated December 1998

 99.2           Press release, dated December 1, 1998











































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